Exhibit 99.2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 30/9/2001, 24/10/2005

Name of entity
pSivida Limited

ABN	Quarter ended (“current quarter”)
78 009 232 026	31 March 2008

Consolidated statement of cash flows

Cash flows related to operating activities			Current quarter $A’000	Year to date (9months) $A’000
1.1		Receipts from customers	14,405	14,772

1.2	Payments for	(a) staff costs	(1,181)	(3,242)
		(b) advertising and marketing	—	—
		(c) research and development	(1,743)	(8,225)
		(d) leased assets	—	—
		(e) other working capital	(2,232)	(6,856)
1.3		Dividends received	—	—
1.4		Interest and other items of a similar nature received	117	467
1.5		Interest and other costs of finance paid	—	—
1.6		Income taxes paid	—	—
1.7	Other		—	—

		Net operating cash flows	9,366	(3,084)

+ See chapter 19 for defined terms.

Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter $A’000	Year to date (9 months) $A’000
1.8	Net operating cash flows (carried forward)	—	—

Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	(53)	(155)
	(e) other non-current assets	—	—
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—
1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other	—	—

	Net investing cash flows	(53)	(155)

1.14	Total operating and investing cash flows	9,313	(3,239)

Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	—	23,952
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	—
1.18	Repayment of borrowings	—	—
1.19	Dividends paid	—	—
1.20	Other – other financing costs – share issue costs	— —	— (2,895)

	Net financing cash flows	—	21,057

	Net increase (decrease) in cash held	9,313	17,818
1.21	Cash at beginning of quarter/year to date	11,171	3,146
1.22	Exchange rate adjustments to item 1.20	(659)	(1,139)

1.23	Cash at end of quarter	19,825	19,825

+ See chapter 19 for defined terms.

Appendix 4C Page 2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter $A’000
1.24	Aggregate amount of payments to the parties included in item 1.2		136

1.25	Aggregate amount of loans to the parties included in item 1.11		—

1.26	Explanation necessary for an understanding of the transactions
	1.1	1.2(a) Staff costs include consultants and directors’ fees paid by pSivida.
	1.2(c)	Research and development costs include all expenditures incurred by pSiMedica along with research and development costs incurred by pSivida Inc.

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest
N/A

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 107 paragraph 50(a)).

		Amount available $A’000	Amount used $A’000
3.1	Loan facilities	—	—

3.2	Credit standby arrangements	—	—

+ See chapter 19 for defined terms.

Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $A’000	Previous quarter $A’000
4.1	Cash on hand and at bank	670	1,050

4.2	Deposits at call	19,155	10,121

4.3	Bank overdraft	—	—

4.4	Other (provide details)	—	—

	Total: cash at end of quarter (item 1.23)	19,825	11,171

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a)) $A’000	Disposals (Item 1.10(a)) $A’000
5.1	Name of entity	N/A	N/A

5.2	Place of incorporation or registration

5.3	Consideration for acquisition or disposal

5.4	Total net assets

5.5	Nature of business

+ See chapter 19 for defined terms.

Appendix 4C Page 4

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 30 April 2008
(Company secretary)

Print name:	Winton Willesee

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 107: Cash Flow Statements apply to this report except for the paragraphs of the Standard set out below.

•	20.1 - reconciliation of cash flows arising from operating activities to operating profit or loss

•	40(b),(d) - itemised disclosures relating to acquisitions and disposals

•	46 - policy for classification of cash items

•	48 - disclosure of restrictions on use of cash

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.

Appendix 4C Page 5